Exhibit 99.3

SOLO CUP COMPANY

SOLO CUP OPERATING CORPORATION

OFFER TO EXCHANGE

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF

10.5% SENIOR SECURED NOTES DUE 2013 (CUSIP NO. 83427B AB2) THAT HAVE BEEN REGISTERED UNDER OF THE SECURITIES ACT OF 1933

FOR

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING 10.5% SENIOR SECURED NOTES DUE 2013 (CUSIP NOS. 83427B AA4 AND U83440 AA2)

To Our Clients:

Solo Cup Company and Solo Cup Operating Corporation (the “Issuers”) are offering, upon and subject to the terms and conditions set forth in the enclosed Prospectus, dated                     , 2009 (the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) an aggregate principal amount of up to $300,000,000 of the Issuer’s newly issued 10.5% senior secured notes due 2013 that have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), for a like principal amount of their outstanding 10.5% senior secured notes due 2013 (the “Original Notes”). The Original Notes are, and the Exchange Notes will be, guaranteed by certain subsidiaries of Solo Cup Company (the “Guarantors”). The Exchange Offer is being made in order to satisfy certain obligations of the Issuers and the Guarantors contained in the Registration Rights Agreement, dated July 2, 2009, among the Issuers, the Gu and the initial purchasers of the Original Notes.

This material is being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether to tender your Original Notes.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the terms of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., Eastern time, on                     , 2009, unless extended (such time and date, or the latest time and date to which the Exchange Offer has been extended, the “Expiration Time”). Tenders of Original Notes may be withdrawn at any time at or prior to the Expiration Time.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Original Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Original Notes from the holder to the Issuers will be paid by the Issuers, except as otherwise provided in the Instructions in the Letter of Transmittal.

If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

BY SOLO CUP COMPANY AND SOLO CUP OPERATING CORPORATION

FOR THE OUTSTANDING 10.5% SENIOR SECURED NOTES DUE 2013

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Solo Cup Company and Solo Cup Operating Corporation with respect to their Original Notes.

This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

☐	Please tender the Original Notes held by you for my account as indicated below:

Solo Cup Company and Solo Cup Operating Corporation 10.5% Senior Secured Notes due 2013

$
(Aggregate Principal Amount of Original Notes)

☐	Please do not tender any Original Notes held by you for my account.

Dated: , 2009

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

Unless a specific contrary instruction is given in the space provided, signature(s) hereon by beneficial owner(s) shall constitute an instruction to you to tender all the Original Notes held by you for the account of such beneficial owner(s).